Exhibit 3.2

YOUNOW, INC.
AMENDMENT NO. 1 TO SAFT (SIMPLE AGREEMENT FOR FUTURE TOKENS)
EFFECTIVE DATE: ___________
THIS AMENDMENT NO. 1 TO SIMPLE AGREEMENT FOR FUTURE TOKENS (the “Amendment”) is made and entered into as of the Effective Date set forth above by and among YOUNOW, INC., a Delaware corporation (the “Company”), and the undersigned Purchasers each of which are parties to a Simple Agreement for Future Tokens (the “SAFTs”) with aggregate Purchase Amounts currently outstanding of $22,985,244.51. Unless otherwise defined herein, the capitalized terms herein shall have the same meanings given them in the SAFTs.
RECITALS
WHEREAS, due to certain regulatory developments, the Deadline Date contemplated by the SAFTs must be amended as contemplated by Section 7(i) of the SAFT;
WHEREAS, in connection with this Amendment, the Company has offered to each SAFT Purchaser the option either to (i) reaffirm and extend the SAFT, as amended by this Amendment, with a right to receive, as consideration for execution of this Amendment, the Bonus Tokens (as defined below), or (ii) terminate Purchaser’s SAFT and receive a refund of the Purchase Amount (in USD) if a Purchaser so elects;
WHEREAS, Section 7(a) of each of the SAFTs provides that any provision of the SAFTs may be amended, waived or modified by a written instrument signed by the Company and holders of a majority, in the aggregate, of the Purchase Amounts (as defined in the SAFTs) paid to the Company with respect to all SAFTs outstanding at the time of such amendment (the “Requisite Consent”); and
WHEREAS, the undersigned represent the Requisite Consent, which have elected to consent to this Amendment, extend the term of their SAFT and receive the Bonus Tokens (as defined below) in lieu of a refund of the Purchase Amount.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    AMENDMENT AND RESTATEMENT OF SECTION 1(C)(III). With respect to the Termination provisions set forth in Section 1(c), the Deadline Date is hereby extended and Section 1(c)(iii) is hereby amended and restated to read in its entirety as follows:
“(iii) the passage of twelve months from Effective Date of the Amendment (the “Deadline Date”), if the Application Launch has not occurred as of such date.”

2.    DEFINITIONS. To provide for additional Tokens to be granted as consideration to the undersigned Purchasers for execution of this Amendment, Section 2 of the SAFT is hereby amended to add the following:
“Bonus Tokens” means, with respect to a Purchaser, the amount of Tokens as shall equal the Purchase Amount multiplied by 10% divided by the Discount Price (If discount is applicable).
3.    MISCELLANEOUS.
3.1    Entire Agreement. The SAFTs, as amended by this Amendment, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. Except as modified by this Amendment, the SAFTs shall remain in full force and effect in all respects without any modification.
3.2    Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered and executed digitally by affirmatively indicating consent, by affixing a typed name, via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Simple Agreement for Future Tokens (SAFT) effective as of the Effective Date set forth above.

COMPANY:

YOUNOW, INC.

By:
Name:	Adi Sideman
Title:	Chief Executive Officer

PURCHASER:

By:

Name:

Entity (If applicable):

Email:

Signature Page to YouNow, Inc. Amendment No.1 to SAFT